EXHIBIT 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release ("Agreement") is made by and between Andrew Moring ("Employee") and Mattson Technology, Inc. (the "Company") (collectively referred to as the "Parties" or individually referred to as a "Party").

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed a Proprietary Information and Innovations Assignment Agreement with the Company on July 18, 2006 (the "Confidentiality Agreement");

WHEREAS, the Company granted Employee the following stock options pursuant to the Company's 2005 Equity Incentive Plan (the "Plan"): (i) 55,000 shares on July 17, 2006; (ii) 8,750 shares on February 5, 2007; (iii) 20,000 shares on February 4, 2008; (iv) 50,000 shares on June 27, 2008; (v) 61,000 shares on February 9, 2009; (vi) 95,000 shares on February 8, 2010; (vii) 23,750 shares on July 26, 2010; and (viii) 95,000 shares on February 7, 2011 (collectively, the "Options"), subject to the terms and conditions of the Plan and individual stock option agreements thereunder (collectively the "Stock Option Agreements");

WHEREAS, the Company granted Employee the following restricted stock unit awards:

(i) 3,500 shares on February 4, 2008, and (iii) 37,000 shares on March 11, 2008 (the "Restricted Stock Unit Awards", and together with the Options, the "Equity Awards"), subject to the terms and conditions of the Plan and individual restricted stock units agreements (collectively the "Restricted Stock Units Agreements" and together with the Stock Option Agreements, the "Equity Award Agreements"), and further subject to the Company's right to reacquire the restricted stock units, as set forth in the Restricted Stock Units Agreements (the "Reacquisition Right");

WHEREAS, the Parties acknowledge and agree that effective on August 31, 2011 (the "Transition Date"), the Company is transitioning Employee's employment to a transition employment status until Employee's employment finally terminates on December 31, 2011, or until either Party terminates Employee's employment, whichever occurs first (the "Separation Date"); The period of time from the Transition Date through the Separation Date is referred to as the "Transition Term";

WHEREAS, the Company and Employee wish to provide for Employee's orderly transition from the position of Executive Vice President - Finance, Chief Financial Officer, and mutually desire that Employee continue to provide certain transition services to the Company through the Separation Date; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee's employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

  Consideration.

    Transition Duties. Commencing on the Transition Date, and for the duration of the Transition Term, Employee shall assist the Company with the transition of his duties and responsibilities, and shall otherwise assist the Company as specifically directed by the Company's Chief Executive Officer with matters that relate to the performance of Employee's current duties and the transition of Employee's current duties (the "Transition Duties"). The Employee shall not be responsible for the hiring of a new Chief Financial Officer. Until the Company has hired a new Chief Financial Officer, the Employee will continue his current duties. Upon the Company's hiring of a new Chief Financial Officer, Employee's title will change and he will be responsible for transitioning his responsibilities to the new Chief Financial Officer. Employee agrees to provide the Transition Duties in good faith, to the best of his ability and in the best interests of the Company. Employee's failure to act in good faith in performing the Transition Duties shall be considered a material breach of this Agreement.

    Continued Salary Rate. During the Transition Term, the Company agrees to continue Employee's salary at his current, full-time Base Salary Rate of Eleven Thousand One Hundred Fifty Three Dollars and Eighty Three Cents ($11,153.85) biweekly, less applicable withholdings.

    Continued Vesting of Stock Options. The Parties agree that for purposes of determining the number of shares of the Company's common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee shall continue to vest at his regular rate during the Transition Term while he continues to provide Transition Duties. Employee further acknowledges that the exercise of Employee's vested options and shares resulting from any such exercises shall continue to be governed by the terms and conditions of the Stock Option Agreements.

    Continued Vesting of Restricted Stock Unit Awards. The Parties agree that for purposes of determining the number of shares of the restricted stock units that the Company is entitled to reacquire from Employee, pursuant to the Reacquisition Right, Employee shall continue to vest at his regular rate during the Transition Term while he continues to provide Transition Duties. Employee further acknowledges that the Reacquisition Right and Employee's continued vesting shall continue to be governed by the terms and conditions of the Restricted Stock Units Agreements.

    Continued Health Benefits. During the Transition Term, the Company shall continue to maintain Employee's coverage under the Company's health benefit plan, in the same manner as during Employee's current employment.

    Change of Control Agreement. The Change of Control Agreement dated as of May 25, 2011 (the "Change of Control Agreement") is expressly superseded and cancelled by this Agreement and the terms of this Agreement shall apply during the Transition Term.

    Indemnity Agreement. The indemnification and other provisions of the Indemnity Agreement made as of June 8, 2010, between the Parties shall continue to be in force for services provided by the Employee during the Transition Term.

    Sabbatical and Paid Time Off ("PTO"). For a period of five (5) weeks during the Transition Term, the Employee will be on a Company sponsored sabbatical. In addition, Employee agrees that he will use all of his accrued by unused PTO during the Transition Term.

    Bonuses. If the Company's Board of Directors approves payment of bonuses relating to 2011 to the Chief Executive Officer, the Employee shall also receive a bonus for 2011 in an amount to be determined in the sole discretion of the Board of Directors.

  Termination of Employee During the Transition Term. The Parties acknowledge and agree that if the Company terminates Employee's employment for a material breach of this Agreement, the Transition Term shall end and the Company's obligations to provide continued salary payments, stock vesting and health benefits shall all cease. However, the company shall give Employee written notice of the material breach and allow Employee five working days to cure the breach before the termination becomes final.

  Resignation from Employment During the Transition Term. The Parties acknowledge and agree that if Employee resigns his employment during the Transition Term, the Transition Term shall end on the resignation date, and the Company's obligations to provide continued salary payments, stock vesting and health benefits shall all cease on Employee's resignation date.
  Severance. In exchange for and conditioned upon Employee's continued employment through December 31, 2011 and execution of a Supplemental Release within two weeks of the Separation Date, the form of which is attached hereto as Exhibit A (the "Supplemental Release"), the Company agrees to:

  a. pay Employee a lump sum equivalent to one (1) year of Employee's base salary, for a total of Two Hundred Ninety Thousand Dollars ($290,000), less applicable withholding (the "Severance Payment") within ten (10) business days after the Effective Date of the Supplemental Release;

  b. subject to the Compensation Committee's approval, Employee's vesting with respect to those unvested Options outstanding as of the Separation Date shall accelerate so that all Options shall be considered fully vested on January 1, 2012, and that all Options shall remain exercisable for a period of twelve (12) months following the Separation Date, but in no event past the expiration date of each Option. All shares of Company common stock, and each Option, shall continue to be subject to all other terms of the applicable Stock Option Agreement;

  c. reimburse Employee for the payments Employee makes for COBRA coverage for a period of six (6) months from the Separation Date, or until Employee has secured other employment, whichever occurs first, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA ("COBRA Reimbursements"). COBRA Reimbursements shall be made by the Company to Employee consistent with the Company's normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the COBRA Reimbursements without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide Employee a taxable lump sum payment, within fifteen (15) calendar days following the Separation Date, in an amount equal to the total COBRA premium that Employee would be required to pay to continue Employee's group health plan coverage under COBRA at the rate in effect on the date of the Separation Date.

  Benefits. Employee's health insurance benefits shall cease on December 31, 2011, subject to Employee's right to continue his health insurance under COBRA. Employee's participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date, unless the Company terminates Employee's employment before the end of the Transition Term, in which case Article 2 shall apply to such benefits

  Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, salary for the current payroll period and accrued vacation/paid time off (which will be paid on the Separation Date), the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

  Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "Releasees"). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

  a. any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

  b. any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

  c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

  d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title　VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers' Compensation Act; and the California Fair Employment and Housing Act;

  e. any and all claims for violation of the federal or any state constitution;

  f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

  g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

  h. any and all claims for attorneys' fees and costs.

  Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee's release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

  Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company's behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

  California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section　1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

  Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

  No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

  Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company after the Transition Term, and Employee hereby waives any right, or alleged right, of employment or re- employment with the Company.

  Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee's signature below constitutes his certification under penalty of perjury that, on or before the Separation Date, he will return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

  No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

  Mutual Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from any disparagement, defamation, libel, or slander of the Employee, and agrees to refrain from any tortious interference with the contracts and relationships of the Employee. Employee understands that the Company's obligations under this paragraph extend only to the Company's current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company. Employee shall direct any inquiries by potential future employers to the Company's Chief Executive Officer. In response to such requests, the Company shall respond in a matter to be mutually agreed upon by the Parties.

  No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a)　an admission of the truth or falsity of any actual or potential claims or (b)　an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

  Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement.

  Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee's failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

    Section 409A. The parties intend that upon Employee's Separation Date, Employee will have a "separation from service" within the meaning of Section 409A (as defined below). The provisions of this Agreement and all compensation and benefits provided for under this Agreement are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and other payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. For purposes of clarity, it is the intent of this Agreement that all payments of severance benefits provided hereunder be exempt from the requirements of Section 409A to the maximum extent possible pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. It is the intent of the Parties that all payments of severance benefits that do not qualify for an exemption from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) qualify for an alternate exemption from Section 409A or meet the Section 409A requirements regarding time and form of payment. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A 2(b)(2) of the Treasury Regulations.

    For purposes of this Agreement, "Section 409A" means Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder and any applicable state law equivalents (as each may be amended or promulgated from time to time).

    The Parties agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

  Indemnifications. Employee agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding that may be commenced, prosecuted, or threatened by Employee or for Employee's benefit, upon Employee's initiative, direct or indirect, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

  The Company agrees to indemnify and hold harmless the Employee from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees or expenses incurred by the Employee arising out of the breach of this Agreement by the Company, or from any false representation made herein by the Company. The Company further agrees that in any such action or proceeding, this Agreement may be pled by the Employee as a complete defense, or may be asserted by way of counterclaim or cross-claim.

  Resignation as Director and Officer.　 Employee acknowledges and agrees that he shall resign as director and officer, as the case may be, from any of the Company's subsidiaries and branches where he serves as director and/or officer, and assist the Company with any necessary forms, agreements, filings or other documents in this respect, as needed.

  Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

  No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

  Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

  Attorneys' Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

  Entire Agreement. With the exception of the Confidentiality Agreement and the Equity Award Agreements, this Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee's relationship with the Company, including but not limited to the Change of Control Agreement.

  No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company's Chief Executive Officer.

  Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

  ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, CALIFORNIA BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("JAMS RULES"). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW

  SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

  Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

  Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days.　 The Employee has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by the Employee before that date (the "Effective Date").

  Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

  a. he has read this Agreement;

  b. he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

  c. he understands the terms and consequences of this Agreement and of the releases it contains; and

  d. he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ANDREW MORING, an individual

Dated: August 31, 2011	/s/ Andrew Moring Andrew Moring

MATTSON TECHNOLOGY, INC.

Dated: August 31, 2011	/s/ David Dutton David Dutton President and Chief Executive Officer

EXHIBIT A
(Supplemental Release)

  General Release. In consideration of the mutual promises and Severance Payment and other consideration provided in the Transition Agreement and Release, dated August 31, 2011 (the "Agreement"), Andrew Moring hereby verifies and confirms his renewed agreement to the terms of that Agreement, including but not limited to the release and waiver of any and all claims relating to his employment with the Company, and further extends such release and waiver to any claims that may have arisen during the Transition Term as defined therein, including but not limited to claims under any local ordinance or state or federal employment law, including laws prohibiting discrimination in employment on the basis of race, sex, age, disability, national origin, or religion, as well as any claims for wrongful discharge, breach of contract, attorneys' fees, costs, or any claims of amounts due for fees, commissions, stock options, expenses, salary, bonuses, profit sharing or fringe benefits (the "Supplemental Release").

  Return of Company Property. Employee's signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

  Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Supplemental Release, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that he has received any leave to which he was entitled or which he requested, if any, under the Family Medical Leave Act, and that he did not sustain any workplace injury, during his employment with the Company.

  Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Supplemental Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Supplemental Release; (b) he has twenty-one (21) days within which to consider this Supplemental Release; (c) he has seven (7) days following his execution of this Supplemental Release to revoke the Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this

  Supplemental Release. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company's behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

  ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THE AGREEMENT AND THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, CALIFORNIA BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("JAMS RULES"). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

  Entire Agreement. The Agreement and this Supplemental Release represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Confidentiality Agreement and the Equity Award Agreements.

  Expiration of Supplemental Release. This Supplemental Release is null and void if the Company has not received a copy executed by the Employee within two (2) weeks following the

  Separation Date as defined in the Agreement. This Supplemental Release will become effective after it has been signed by both Parties and after seven (7) days have passed since Employee signed the Supplemental Release (the "Effective Date"). Employee has seven (7) days after he signs the Supplemental Release to revoke it. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company's behalf that is received prior to the Effective Date.

  Voluntary Execution of Agreement. Employee understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee further acknowledges that: (a) he has read this Supplemental Release; (b) he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Supplemental Release and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Supplemental Release.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

ANDREW MORING, an individual

Dated: August 31, 2011	/s/ Andrew Moring Andrew Moring

MATTSON TECHNOLOGY, INC.

Dated: August 31, 2011	/s/ David Dutton David Dutton President and Chief Executive Officer